Exhibit 99.1

Idera Pharmaceuticals Names Vincent J. Milano Chief Executive Officer

— Appointment brings commercial, operational and financial expertise

— Will build the business to advance programs in cancer and rare diseases

— Dr. Sudhir Agrawal to continue to lead scientific research

CAMBRIDGE, Mass., Dec. 1, 2014 — Idera Pharmaceuticals, Inc. (NASDAQ: IDRA), a clinical-stage biopharmaceutical company developing nucleic acid therapeutics for cancers and rare diseases, announced that it has appointed Vincent J. Milano as Chief Executive Officer, effective today. Mr. Milano was also appointed to the Company’s Board of Directors. Mr. Milano previously served as Chairman, President and Chief Executive Officer of ViroPharma Incorporated, where he led the building of an international organization with multiple products for the treatment of patients with rare diseases. Mr. Milano succeeds Sudhir Agrawal, D.Phil., who will continue to lead scientific research as President of Research and serve on Idera’s Board of Directors.

“We’re very pleased to have Vin join us as we advance the development of Idera’s therapeutic candidates and drug discovery technologies,” said Jim Geraghty, Chairman of the Board of Directors of Idera Pharmaceuticals. “Vin is an experienced biopharmaceutical executive with a proven track record of value creation, who led ViroPharma to become a widely admired company successfully delivering innovative treatments to patients with serious unmet medical needs.”

Mr. Geraghty added, “Under Sudhir’s leadership, Idera has developed cutting-edge scientific platforms, moved promising therapeutic candidates into clinical development, and built a world-class team. As a co-founding scientist and a pioneer in the field of nucleic acid therapeutics, he will continue to lead scientific research for the Company.”

Vincent Milano, Chief Executive Officer of Idera Pharmaceuticals, stated, “I believe Idera has an outstanding combination of people, clinical opportunities and technology platforms. Idera is well positioned to drive transformational advances in medicine, and I’m excited to join the Company at this important time. I look forward to working with Sudhir and the team to further build the organization, unlock the value of its development programs and realize the full potential of its scientific platforms. As we do so, we’ll remain focused on addressing serious unmet patient needs.”

Dr. Sudhir Agrawal, President of Research at Idera Pharmaceuticals, said, “I am very pleased to welcome Vin to Idera to lead us as we transition the Company to advance multiple drug candidates toward potential commercialization. Vin brings tremendous expertise in building a company to commercialize novel therapeutics for serious unmet medical needs. With Vin leading our executive management team, we believe Idera’s ability to develop and deliver important new medicines to patients is significantly enhanced.”

Mr. Milano, 51, most recently served as Chairman, President and Chief Executive Officer of ViroPharma, which was acquired by Shire Pharmaceuticals in January 2014. Under his stewardship, ViroPharma became a leading developer of innovative therapies for rare diseases, with the approval and commercialization of its lead product, Cinryze, for the treatment of hereditary angioedema in the United States and Europe.

Mr. Milano joined ViroPharma in 1996 and served as Vice President, Chief Financial Officer and Treasurer from 1997 to 2006 prior to becoming Chief Executive Officer. He was instrumental in building the company, including leading efforts in raising nearly $900 million in capital, as well as acquisitions of Lev Pharmaceuticals and the drug Vancocin from Eli Lilly. In addition, he played critical roles in business development and investor relations activities for ViroPharma, as well as contributed significantly to establishing the strategic focus of the company. Prior to joining ViroPharma, he served as a senior manager at KPMG LLP, an independent registered public accounting firm.

Mr. Milano currently serves on the Boards of Directors of Spark Therapeutics, Vanda Pharmaceuticals (NASDAQ: VNDA) and VenatoRx. He received his Bachelor of Science degree in accounting from Rider College.

About Idera Pharmaceuticals

Idera Pharmaceuticals is a clinical-stage biopharmaceutical company developing a novel therapeutic approach for the treatment of genetically defined forms of B-cell lymphoma and rare diseases. Idera’s proprietary technology involves creating novel nucleic acid therapeutics designed to inhibit over-activation of Toll-like receptors (TLRs). In addition to its TLR programs, Idera is developing gene silencing oligonucleotides (GSOs) that it has created using its proprietary technology to inhibit the production of disease-associated proteins by targeting RNA. To learn more about Idera, visit www.iderapharma.com.

Inducement Grant Under NASDAQ Listing Rule 5635(c)(4)

In connection with the hiring of Mr. Milano, the Board of Directors of the Company approved the grant to Mr. Milano of a stock option to purchase 2,000,000 shares of the Company’s common stock. The option was granted as an inducement equity award outside the Company’s 2013 Stock Incentive Plan and was made as an inducement material to Mr. Milano’s acceptance of employment with the Company. The option will have an exercise price equal to the closing price of the Company’s common stock on December 1, 2014. The option has a ten year term and vests over four years, with 25% of the original number of shares vesting on December 1, 2015 and an additional 6.25% of the original number of shares vesting at the end of each successive quarter thereafter, subject to Mr. Milano’s continued service with the Company through the applicable vesting dates.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included or incorporated in this press release, including statements regarding the Company’s strategy, future operations, collaborations, intellectual property, cash resources, financial position, future revenues, projected costs, prospects, plans, and objectives of management, are forward-looking statements. The words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Idera cannot guarantee that it will actually achieve the plans, intentions or expectations disclosed in its forward-looking statements and you should not place undue reliance on the Company’s forward-looking statements. There are a number of important factors that could cause Idera’s actual results to differ materially from those indicated or implied by its forward-looking statements. Factors that may cause such a difference include: whether results obtained in preclinical studies and clinical trials such as the preclinical data described in this release will be indicative of the results that will be generated in future clinical trials, including in clinical trials in different disease indications; whether products based on Idera’s technology will advance into or through the clinical trial process on a timely basis or at all and receive approval from the United States Food and Drug Administration or equivalent foreign regulatory agencies; whether, if the Company’s products receive approval, they will be successfully distributed and marketed; and such other important factors as are set forth under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014. Although Idera may elect to do so at some point in the future, the Company does not assume any obligation to update any forward-looking statements and it disclaims any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor and Media Contact

Jim Baker

Executive Director, Corporate Affairs

617-679-5516

jbaker@iderapharma.com